STATE OF NEVADA

*FRANCISCO V. AGUILAR*
*Secretary of State*

*RUBEN J. RODRIGUEZ*
*Deputy Secretary for Southern Nevada*

*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2452*

OFFICE OF THE
SECRETARY OF STATE

*GABRIEL DI CHIARA*
*Chief Deputy Secretary of State*

*DEANNA L. REYNOLDS*
*Deputy Secretary for Commercial Recordings*

*401 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7141*

# Business Entity - Filing Acknowledgement

10/01/2025

| | |
|---|---|
| **Work Order Item Number:** | W2025093003529-4751930 |
| **Filing Number:** | 20255210866 |
| **Filing Type:** | Amendment After Issuance of Stock |
| **Filing Date/Time:** | 9/30/2025 3:24:00 PM |
| **Filing Page(s):** | 4 |

**Indexed Entity Information:**

**Entity ID:** E47135062025-8

**Entity Name:** SONIC LIGHTING, INC.

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent

Vcorp Agent Services, Inc.

701 S. Carson Street, Suite 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

| Filed in the Office of | Business Number E47135062025-8 |
|---|---|
| Secretary of State State Of Nevada | Filing Number 20255210866 |
| | Filed On 9/30/2025 3:24:00 PM |
| | Number of Pages 3 |

**FRANCISCO V. AGUILAR**
**Secretary of State**
**401 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Profit Corporation:
## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**1. Entity information:**
Name of entity as on file with the Nevada Secretary of State: SONIC LIGHTING, INC.
Entity or Nevada Business Identification Number (NVID): NV20253305536

**2. Restated or Amended and Restated Articles:** (Select one)
(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

**3. Type of Amendment Filing Being Completed:** (Select only one box)
(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%
Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:
Jurisdiction of formation:
Changes to takes the following effect:
☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:
## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

**4. Effective Date and Time:** (Optional)

Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

**5. Information Being Changed:** (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 8 has been amended as per attached.

(attach additional page(s) if necessary)

**6. Signature:** (Required)

X ______________________ DAO CHUNG CHEUNG, Director
Signature of Officer or Authorized Signer Title

X ______________________ KA KIT MAK, Director
Signature of Officer or Authorized Signer Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

# CERTIFICATE OF AMENDMENT
# TO
# ARTICLES OF INCORPORATION
# OF
# SONIC LIGHTING, INC.

SONIC LIGHTING, INC., a Nevada corporation (the "Corporation"), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation's articles of incorporation, as amended (the "Articles of Incorporation").

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes and shall become effective upon filing of this Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada (the "Effective Time").

THIRD: Article 8 of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

"Number of Common shares with Par Value: 80,000,000 Par Value $0.0001
Number of Preferred shares with Par Value: 20,000,000 Par Value $0.0001

At the Effective Time, every one (1) outstanding common stock, par value $1.00 of the Company (the "Common Stock") shall without further action by the Corporation or the holder thereof be divided into and automatically become ten thousand (10,000) shares of Common Stock (the "Forward Split"); provided, however, no fractional share of Common Stock shall be issued in connection with the Reverse Split, and instead, the Corporation shall issue one full share of post-Forward Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Forward Split."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this 8th day of September 2025.

By: ______________________

Name: Dao Chung Cheung

Title: Chief Executive Officer and Director

SECRETARY OF STATE

STATE OF NEVADA

# NEVADA STATE BUSINESS LICENSE

## SONIC LIGHTING, INC.

**Nevada Business Identification # NV20253305536**
**Expiration Date: 03/31/2026**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
**License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived**.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/01/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202510016137428
You may verify this certificate
online at https://www.nvsilverflume.gov/home